CONFORMED COPY





               AMENDMENT TO SECURITIES PURCHASE AGREEMENT

            THIS AMENDMENT is made and entered into as of March 10, 1997 among Three Cities Fund II, L.P. ("Fund II"), Three Cities Offshore II C.V. ("Offshore II"), Terfin International, Ltd. ("Terfin", and collectively with Fund II and Offshore II the "Initial Purchasers") and Family Bargain Corporation, a Delaware corporation (the "Company").

                                RECITALS

            The Initial Purchasers and the Company entered into a Securities Purchase Agreement, dated December 30, 1996, as supplemented by that certain Joinder Agreement, dated as of February 20, 1997, made by the individuals and institutions named under the caption "Designees" on the signature pages thereof (the "Securities Purchase Agreement") pursuant to which the Purchasers purchased 27,000 shares of Series B Preferred of the Company. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Securities Purchase Agreement. The Initial Purchasers (as holders of the Securities representing 81.48% of the aggregate outstanding Securities) desire to amend Section 2.4 of the Securities Purchase Agreement and have requested the Company to agree to the requested amendment. The Company, subject to the terms and conditions set forth herein, has agreed to such amendment.


                               AGREEMENTS

            IN CONSIDERATION of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agrees as follows:

            1.    AMENDMENT.

                  (a) Section 2.4 of the Securities Purchase Agreement is hereby amended as follows:

                  2.4 POST-CLOSING OPTION. The Purchasers shall have an option to purchase from the Company, ratably in proportion to the number of Securities owned by each Purchaser as of March 10, 1997, at the same price and on the same term and conditions as this Agreement, at any time up to and including 90-days from the Initial Closing, up to 5,000 shares of Series B Preferred in addition to the 27,000 shares purchased at the Initial Closing and/or deferred pursuant to the proviso in Section 2.1. This option may be exercised by any Purchaser by written notice by such Purchaser to the Company;

      PROVIDED, HOWEVER, the option to purchase any Purchaser's portion of such Securities may be assigned by such Purchaser to assignees pursuant to
      Section 10.2 of this Agreement, which assignees may then exercise such option by written notice to the Company.

            2. REPRESENTATIONS AND WARRANTIES. The Initial Purchasers represent and warrant that (i) all necessary corporate or partnership, as the case may be, actions on the part of each Initial Purchaser to authorize the execution, delivery and performance of this Amendment have been taken; (ii) this Amendment has been duly validated and executed and is legally valid and binding upon each Initial Purchaser and enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or like laws or by general equitable principals; (iii) no consent, approval or authorization of, or filing, registration or qualification with any governmental authority or any other Person is required to be obtained by the Initial Purchasers in connection with the execution, delivery or performance of this Amendment, which has already not been obtained or completed.

            3. COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

            4. GOVERNING LAW. This Amendment shall be a contract made under and governed by the laws of the State of New York, without regard to the conflicts of law provisions thereof.

            5. BINDING EFFECT. This Amendment shall be binding upon and shall enure to the benefit of the Initial Purchasers and the Company and their respective successors and assigns.

            6. REFERENCE TO SECURITIES PURCHASE AGREEMENT. Except as amended hereby, the Securities Purchase Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. On and after the effectiveness of the amendment to the Securities Purchase Agreement accomplished hereby, each reference in the Securities Purchase Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, in each reference to the Securities Purchase Agreement in any other agreement document or instrument executed and delivered pursuant to the Securities Purchase Agreement, shall be deemed a reference to the Securities Purchase Agreement, as amended hereby.

            IN WITNESS WHEREOF, the undersigned have executed this Amendment to Securities Purchase Agreement as of the day and year first above written.


                                     FAMILY BARGAIN CORPORATION


                                     By:/S/ WILLIAM W. MOWBRAY
                                        ------------------------------
                                         Name:  William Mowbray
                                         Title:    President & CEO


INITIAL PURCHASERS:                  THREE CITIES FUND II, L.P.
-------------------
                                     By: TCR Associates, L.P., as General
                                     Partner


                                     By:/S/ WILLEM F.P. DE VOGEL
                                        ------------------------------
                                         Name:  Willem F.P. de Vogel
                                         Title:    General Partner


                                     THREE CITIES OFFSHORE II C.V.

                                     By: TCR Offshore Associates, L.P., as
                                         General Partner


                                     By:/S/ J. WILLIAM UHRIG
                                        ------------------------------
                                         Name:  J. William Uhrig
                                         Title:   General Partner


                                     TERFIN INTERNATIONAL, LTD.


                                     By:/S/ J. WILLIAM UHRIG
                                        ------------------------------
                                         Name:  J. William Uhrig
                                         Title:   Attorney-In-Fact